UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2021

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, Suite 480 San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Shira Fayans Birenbaum

On April 15, 2021, the board of directors (the “Board”) of DSP Group, Inc. (the “Company”) amended and restated the Company’s bylaws to increase the size of the Board from seven to eight and appointed Shira Fayans Birenbaum to the Board, effective April 15, 2021, to serve until the 2021 annual meeting of stockholders, currently scheduled for June 14, 2021 (the “2021 Meeting”).

Mrs. Fayans Birenbaum, 57, is the President of Cympire Ltd., a leading cutting edge, cloud native fully gamified Disruptive Cyber Simulation platform provided by SAAS model founded by talented cyber, gaming, training and simulation experts. Prior to Cympire, Mrs. Fayans Birenbaum was Chief Operating Officer and Chief Marketing Officer of Microsoft Israel from 2014 to 2019, where she shouldered responsibility for all marketing and operational aspects of Microsoft Israel’s daily business, including budget, investments, BI, business programs, analytics, strategy, and their financial aspects and implications. Mrs. Fayans Birenbaum also has many years’ experience as board member in several Israeli public traded companies such as investment houses, banks, insurance companies, real estate, manufacturers and educational institutions. Mrs. Fayans Birenbaum received her B.A. in French and General B.A. Studies from Tel Aviv University in 1988 and M.B.A from Tel Aviv University in 1994.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mrs. Fayans Birenbaum had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mrs. Fayans Birenbaum and any other person pursuant to which Mrs. Fayans Birenbaum was selected as a director of the Company.

In connection with the appointment of Mrs. Fayans Birenbaum to the Board and pursuant to the terms of the director subplan under the Company’s Amended and Restated 2012 Equity Incentive Plan, Mrs. Fayans Birenbaum was granted 4,824 restricted stock units, a pro-ration of the 2021 director equity award grant.  The restricted stock units will fully vest on April 15, 2022.

A press release of the Company announcing the appointment of Mrs. Fayans Birenbaum to the Board is attached hereto as Exhibit 99.1.

Gabi Seligsohn

Gabi Seligsohn, a current member of the Board, has notified the Company that he will not stand for re-election at the 2021 Meeting.  In consideration of his years of service on the Board, the Board determined to accelerate a pro-ration of Mr. Seligsohn’s 2021 director equity award grant such that 2,732 restricted stock units would vest, assuming Mr. Seligsohn’s service on the Board ends as of the 2021 Meeting.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 15, 2021, the Board approved the amendment and restatement of the bylaws of the Company (the “A&R Bylaws”), effective immediately. The sole modification in the A&R Bylaws is to set the exact number of directors on the Board at eight in Section 3.2 of the A&R Bylaws.

The full text of the A&R Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference.

After the 2021 Meeting, the Company anticipates amending the A&R Bylaws to return the exact number directors on the Board to seven in Section 3.2 of the A&R Bylaws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Amended and Restated Bylaws of DSP Group, Inc., effective as of April 15, 2021.

99.1	Press release of DSP Group, Inc., dated April 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: April 19, 2021	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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